Exhibit 2

EXECUTIVE OFFICERS AND BOARD OF MANAGERS OF WHITEBOX ADVISORS LLC

The name, business address, present principal employment and citizenship of each executive officer of Whitebox Advisors LLC is set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Robert Vogel	3033 Excelsior Boulevard Suite 500 Minneapolis, MN 55416	Partner, Chair of the Investment Committee and Board member Whitebox Advisors LLC	USA
Jacob Mercer	3033 Excelsior Boulevard Suite 500 Minneapolis, MN 55416	Partner, Head of Special Situations and Restructuring and Board member Whitebox Advisors LLC	USA
Paul Roos	3033 Excelsior Boulevard Suite 500 Minneapolis, MN 55416	Partner, Head of Structured Credit and Board member Whitebox Advisors LLC	USA
Muqu Karim	515 Madison Ave., 34th Floor New York, NY 10022	Chief Operating Officer & Chief Financial Officer Whitebox Advisors LLC	USA
Nick Stukas	3033 Excelsior Boulevard Suite 500 Minneapolis, MN 55416	Partner, Head of Credit Relative Value and Board Member Whitebox Advisors LLC	USA
Brian Lutz	3033 Excelsior Boulevard Suite 500 Minneapolis, MN 55416	Partner, Head of Convertible Arbitrage and Board Member Whitebox Advisors LLC	USA

BOARD MEMBERS OF WHITEBOX GENERAL PARTNER LLC

The name, business address, present principal employment and citizenship of each board member of Whitebox General Partner LLC is set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Robert Vogel	3033 Excelsior Boulevard, Suite 500 Minneapolis, MN 55416	Partner, Chair of the Investment Committee Whitebox Advisors LLC	USA
Jacob Mercer	3033 Excelsior Boulevard, Suite 500 Minneapolis, MN 55416	Partner, Head of Special Situations and Restructuring Whitebox Advisors LLC	USA
Paul Roos	3033 Excelsior Boulevard, Suite 500 Minneapolis, MN 55416	Partner, Head of Structured Credit Whitebox Advisors LLC	USA
Nick Stukas	3033 Excelsior Boulevard, Suite 500 Minneapolis, MN 55416	Partner, Head of Credit Relative Value Whitebox Advisors LLC	USA
Brian Lutz	3033 Excelsior Boulevard, Suite 500 Minneapolis, MN 55416	Partner, Head of Convertible Arbitrage Whitebox Advisors LLC	USA